Exhibit 10.20

BONUS AGREEMENT

(for Directors)

This BONUS AGREEMENT (this “Agreement”) is made as of the ____ day of __________________, 2005, between TARGA RESOURCES, INC., a Delaware corporation (the “Company”), and ___________________________________________ (“Director”).

W I T N E S S E T H :

WHEREAS, the Company desires to provide Director with an opportunity to earn a cash bonus payment and to provide incentive to Director to maximize the value of the Company and its ultimate parent corporation, Targa Resources Investments Inc., a Delaware corporation (the “Parent”); and

WHEREAS, Director is prepared to continue serving as a member of the Board of Directors of the Company and/or the Parent and desires to obtain an additional bonus opportunity from the Company;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Director agree as follows:

1. Definitions.

(a) “Bonus Amount” shall mean _______________________ ($_______________).

(b) “Change of Control” shall have the meaning ascribed such term in the Amended and Restated Stockholders’ Agreement dated as of October 28, 2005, among Targa Resources Investments Inc. and the other parties thereto as amended, supplemented or otherwise modified as of the date hereof.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

2. Bonus Payment. Subject to the provisions of this Agreement, if Director serves continuously as a director of the Company (as provided in Section 5) from the date of this Agreement until the date of any Change of Control (or if Director ceases to serve as a director of the Company prior to a Change of Control by reason of Director’s death or disability, within the meaning of Section 22(e)(3) of the Code), then Director shall be entitled to receive from the Company a bonus payment in an amount equal to the Bonus Amount. Any bonus that becomes payable in accordance with the terms of this Agreement shall be paid in one lump sum cash payment, by check or wire transfer in accordance with mutually acceptable arrangements between the Company and Director, on the date of the closing of any Change of Control (or as soon as administratively practicable (but no later than sixty (60) days) following the date Director ceases to serve as a director of the Company due to death or disability, if applicable, as described above). Such payment shall be subject to applicable federal, state, and local withholding taxes. The bonus payment payable hereunder shall be in addition to any other compensation or other amounts payable to Director pursuant to any other agreement or policy of the Company or its affiliates.

3. Effect of Cessation of Service as Director. If Director ceases to serve as a director of the Company for any reason other than death or disability prior to the closing of any Change of Control, then Director shall not be entitled to receive any bonus payment pursuant to this Agreement.

4. No Rights Prior to Distribution. Neither Director nor any person claiming under Director shall have the power to anticipate, encumber or dispose of any right, title, interest or benefit hereunder, or any remuneration issued pursuant hereto, in any manner or at any time, until the same shall have been actually distributed free and clear of the terms of this Agreement.

5. Status as Director. For purposes of this Agreement, Director shall be considered to be in the service of the Company as long as Director remains a member of the Board of Directors of either the Company or any entity controlling, controlled by or under common control with the Company (an “Affiliate”). Nothing in this Agreement shall confer on Director any right to continued service as a director or affect in any way the right of the Company or any applicable Affiliate to cause Director to cease to serve as a director of the Company or any Affiliate at any time.

6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to conflicts of laws principles thereof.

7. Successors. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, by merger or otherwise. This Agreement shall also be binding upon and inure to the benefit of Director and Director’s estate.

8. Severability. Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first written above.

TARGA RESOURCES, INC.

By:
Name:
Title:

[Director]

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